UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2013
Yew Bio-Pharm Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54701	26-1579105
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Powerbilt Avenue, Las Vegas, Nevada	89148
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 487-6727

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 26, 2013, Yew Bio-Pharm Group, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). As of the record date of April 29, 2013, there were a total of 50,000,00 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 30,939,184 shares of common stock were present in person or by proxy, representing a quorum.

At the Annual Meeting, the Company’s stockholders: (i) elected each of the three persons listed below under “Election of Directors” to serve as a director of the Company until the next annual meeting of stockholders; and (ii) ratified the appointment of MaloneBailey LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The results of the voting at the Annual Meeting on each such matter are set forth below.

1. Election of Directors:

Name	For	Withheld	Broker Non- Votes
Zhiguo Wang	30,939,184	0	0
Guifang Qi	30,939,184	0	0
Xingming Han	30,939,184	0	0

2. Ratification of the appointment of MaloneBailey LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

Votes For	30,939,184
Votes Against	0
Abstentions	0
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 28, 2013	YEW BIO-PHARM GROUP, INC

	By:	/s/ Zhiguo Wang
Zhiguo Wang
President